Exhibit (h)(2)(xi)

TWENTY-SEVENTH AMENDMENT TO THE

EA SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

This Twenty-seventh Amendment effective as of the last date in the signature block (the “Effective Date”) to the Fund Administration Servicing Agreement, dated as of October 8, 2014, as amended (the “Agreement”), is entered into by and between EA Series Trust (f/k/a Alpha Architect ETF Trust), a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the Trust desires to amend the Agreement to add the following fund to Exhibit A:

●	Strive Developed Markets ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

●	Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date on the signature block.

EA SERIES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Sean Hegarty	By:	/s/ Jason Hadler

Name:	Sean Hegarty	Name:	Jason Hadler

Title:	Assistant Treasurer	Title:	Sr. Vice President

Date:	March 21, 2023	Date:	March 22, 2023

Exhibit A to the

EA Series Trust
Fund Administration Servicing Agreement

Separate Series of EA Series Trust

Name of Series

Alpha Architect U.S. Quantitative Value ETF

Alpha Architect International Quantitative Value ETF

Alpha Architect U.S. Quantitative Momentum ETF

Alpha Architect International Quantitative Momentum ETF

Alpha Architect Value Momentum Trend ETF

Freedom 100 Emerging Markets ETF

Merlyn.AI Bull-Rider Bear-Fighter ETF

Merlyn.AI SectorSurfer Momentum ETF

Gadsden Dynamic Multi-Asset ETF

UPHOLDINGS Compound Kings ETF

Freedom Day Dividend ETF

Sparkline Intangible Value ETF

Generation Z ETF

Guru Favorite Stocks ETF

ROC ETF

Relative Sentiment Tactical Allocation ETF

Argent Mid Cap ETF

AOT Growth and Innovation ETF

Strive U.S. Energy ETF

EA Bridgeway Blue Chip ETF

Strive 500 ETF

Burney U.S. Factor Rotation ETF

Altrius Global Dividend ETF

Strive U.S. Semiconductor ETF

Strive Emerging Markets Ex-China ETF

Alpha Architect High Inflation and Deflation ETF

Alpha Architect Tail Risk ETF

Strive U.S. Technology ETF

Alpha Architect 1-3 Month Box ETF

Strive 1000 Growth ETF

Strive 1000 Value ETF

Strive Small Cap ETF

Strive 1000 Dividend Growth ETF

Strive FAANG 2.0 ETF

EA Bridgeway Omni Small Cap Value ETF
Strive Developed Markets ETF